Exhibit 99.1

MEDIA CONTACT: Sophia Hong Lattice Semiconductor 503-268-8786 Sophia.Hong@latticesemi.com	INVESTOR CONTACT: Rick Muscha Lattice Semiconductor 408-826-6000 Rick.Muscha@latticesemi.com

Lattice Semiconductor Appoints Pravin Desale as Senior Vice President of R&D

HILLSBORO, OR – Sept. 11, 2023 – Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, today announced the appointment of Pravin Desale as Senior Vice President, Research & Development (R&D), effective immediately. Steve Douglass, who served in this role since 2018, is transitioning into a new role as Chief Technology Officer, responsible for the long-term Lattice technology strategy.

“We are happy to welcome Pravin to the Lattice leadership team as we continue executing our strategic plan. His extensive technical experience will help further strengthen our efforts to deliver breakthrough innovation to our customers,” said Jim Anderson, President and Chief Executive Officer, Lattice Semiconductor. “Additionally, on behalf of the entire Lattice team, I would like to thank Steve for his many contributions to Lattice to-date, including the rapid expansion of the company’s strongest product portfolio in our history. I look forward to the impact he will drive in his new role.”

“I’m excited to join Lattice and look forward to working with the talented engineering team to continue building on the strong silicon, software, and solution portfolio the company has established over the past years,” said Pravin Desale, Senior Vice President, R&D, Lattice Semiconductor.

Mr. Desale has more than 30 years of R&D and technology leadership experience delivering complex silicon, software, and application-centric solutions for a variety of market verticals. He most recently served as Senior Vice President of IoT Engineering at Semtech. Prior to the Semtech acquisition of Sierra Wireless, Pravin was the Senior Vice President of Engineering at Sierra Wireless where he was responsible for all hardware and software development. He also held previous technical leadership roles at Veritas Technologies, Seagate, and LSI Corporation. He has a Master of Electrical Engineering degree from Santa Clara University and a Bachelor of Electronics and Telecommunications degree from the College of Engineering Pune Technological University.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing Communications, Computing, Industrial, Automotive, and Consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, or Weibo.

Forward-Looking Statements

Statements in this press release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements relating to executing our strategic plan, delivering breakthrough innovation, the creation and rapid product portfolio expansion, and expansion of our low power programmable leadership. A number of important factors could cause actual results to differ materially from our expectations and actual results are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference.

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